ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GROUP DECISION SUPPORT SYSTEMS, INC.

The undersigned, being the President of Group Decision Support Systems, Inc., hereby certifies to the state Corporation Commission:

FIRST:          The name of the Corporation is Group Decision Support Systems, Inc. (the "Corporation").

SECOND:     The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Article III and inserting in lieu thereof the following:

III.          Authorized Capital

The aggregate number of shares which the Corporation shall have authority to issue and the par value  per share and class are as follows:

Class	Number of Shares	Par Value

Voting Common	500,000	$.01

THIRD: The amendment to the Articles of Incorporation as set forth above was deemed advisable by the directors of the Corporation and was duly approved by unanimous written consent of the stockholders of the Corporation on October 26, 1995, in accordance with the Virginia Stock Corporation Act.

The undersigned, being the President of Group Decision Support Systems, Inc.", has executed these Articles of Amendment on behalf of the Corporation and hereby acknowledges the foregoing amendment to be the corporate act of said Corporation.

Date: 10/26/95

/s/Christopher J. McGoff
Christopher J. McGoff
President

ARTICLES OF INCORPORATION

OF

GROUP DECISION SUPPORT SYSTEMS, INC.

The undersigned Incorporator, for the purpose of forming a corporation under and by virtue of Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia, does hereby set forth the following:

I.	Name.

The name of the corporation (which hereinafter is called the "Corporation") is Group Decision Support Systems,Inc.

II.	Purposes.

The purposes for which the Corporation is organized are as follows:

A.           The Corporation sha11 have the power to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Virginia Stock Corporation Act, including, but not limited to development, sales and services of group decision support systems to improve organizational effectiveness and productivity.

B.      The Corporation shall have the power to do all and every- Thing necessary, suitable and proper for the accomplishment of any of the purposes or attainment of any of the objects or the .furtherance of any of the powers hereinbefore mentioned, either alone or in association with or in partnership with any other corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant .to or growing· out of or connected with the aforesaid businesses or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

III.	Authorized Capital

The aggregate number of shares which the Corporation shall have authority to issue and the par value per share and class are as follows:

CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE

Voting Common	5,000	$.01

IV.	Registered Office and Registered Agent.

The address of the initial registered office of the Corporation is 2880 South Abingdon Street, Arlington, Virginia 22206, which is located in the County of Arlington and its initial registered agent is Jay P. Hargrove, who is a resident of the Commonwealth of Virginia and a director of the Corporation.

v.	Initial Board of Directors.

The initial Board of Directors shall consist of directors whose names and addresses follow:

Name	Address

Edward J. Cherian	612 G. Street, S.W.
Washington, D.C. 20024

Christopher J. McGoff	1601 Billman Lane
Wheaton, Maryland 20902

Stephen M. Lynott	200 Grannery Lane
North Wales, Pennsylvania 19454

Jay P. Hargrove	2880 South Abingdon Street
Arlington, Virginia 22206

VI.	Indemnification by Corporation.

The Corporation shall indemnify its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of the Corporation, to the extent permitted, and in the manner provided by, Sections 13.1-696 through and including 13.1-704 of the 1950 Code of Virginia, as amended, or any successor provisions, and shall have power to make any other or further indemnity permitted under the laws of the Common wealth of Virginia.

VII.	Elimination of Liability of Officers and Directors.

The liability of officers and directors of the Corporation for damages is eliminated with respect to any proceeding brought by or in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation except that such liability shall not be eliminated or limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

VIII.	Duration of Corporation.

The duration of the Corporation is to be perpetual.

IX.	Preemptive Rights.

There shall be no preemptive rights to acquire additional shares of the Corporation.

GIVEN under my hand this 7 day of March, 1992.

/s/Edward J. Cherian
Edward J. Cherian
Incorporator

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